Phillip E. Koehnke, apc

Exhibit 5.1

October 28, 2011

AVT, Inc.
341 Bonnie Circle, Suite 102
Corona, CA 92880

Ladies and Gentlemen:

As special counsel for AVT, Inc. (the “Company”), we have examined its Articles of Incorporation and Bylaws, as amended, and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement of the Company on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about October 28, 2011, (the “Registration Statement”) covering the registration under the Securities Act of 1933, as amended, an aggregate of up to 1,000,000 shares of common stock, $0.001 par value (the “Shares”) to be issued pursuant to the 2011 Stock Compensation Plan of the Company (the “Plan”).

Our opinion is qualified by the scope of the review specified herein and we make no representations as to the sufficiency of our investigation for this opinion.  We further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

The documentation and representations provided to us for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the 1,000,000 shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding.   As such, we are of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provision of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

This opinion is based upon and subject to the qualifications and limitations specified below:

(A)              Certain of the remedial provisions of the Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

(B)              In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Plan will be validly issued, fully paid and non-assessable, we assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

(C)              We have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

(D)              In rendering this opinion we have assumed that all signatures are genuine, that all documents submitted to us as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

(E)              We have assumed that the Company is satisfying the substantive requirements of Form S-8 and we expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Plan.

(F)              We are admitted to practice law in the State of California.  This opinion is with respect to federal law only and we have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein.  We expressly except from this opinion any opinion as to whether or to what extent a state court would apply the law of any state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

(G)              This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same.  We assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.  This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Very truly yours,

/s/ Phillip E. Koehnke, APC

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P.O. Box 235472 · Encinitas, California  92024 · Tel (858) 229-8116 E-fax (501) 634-0070